Exhibit 99.1

Livent Corporation
2929 Walnut Street
Philadelphia, PA 19104
USA

215.299.5900
Livent.com

News Release
For Release: Immediate

Media Contact: Juan Carlos Cruz +1.215.299.6170
Juan.Carlos.Cruz@livent.com
Investor Contact: Daniel Rosen +1.215.299.6208
daniel.rosen@livent.com

LIVENT RELEASES FOURTH QUARTER AND FULL YEAR 2020 RESULTS

-- Increased Volumes, Higher Realized Pricing and Lower Costs Drove Sequential Improvement --
-- Announces Multi-Year Supply Agreement with BMW Group --
-- Expands on New Sustainability Goals --
-- Provides Full Year 2021 Outlook --

PHILADELPHIA, February 18, 2021 – Livent Corporation (NYSE: LTHM) today reported results for the fourth quarter and full year of 2020.
Fourth quarter 2020 revenue was $82.2 million, a sequential improvement over the third quarter of 13% driven by higher volumes sold and better realized pricing. Reported GAAP net loss was $5 million, or a loss of 3 cents per diluted share. Fourth quarter 2020 Adjusted EBITDA was $5.6 million and adjusted loss per share was 2 cents per diluted share, with both sequential improvements due to higher sales and lower costs from reduced third-party carbonate usage.
For the full year, Livent reported revenue of $288.2 million and GAAP net loss of $19 million, or a loss of 13 cents per diluted share. Full year Adjusted EBITDA was $22.3 million and adjusted loss per share was 5 cents per diluted share.
Key Developments
Today, Livent announced a multi-year supply agreement with BMW Group to deliver both lithium hydroxide and carbonate. Livent has already begun delivering product for qualification and commercial volumes are expected to begin in 2022.
Additionally, last week Livent publicly announced its new sustainability goals, having successfully achieved nearly all of its previous sustainability targets five years ahead of schedule. These new goals are highlighted by a commitment to carbon neutrality by 2040, a path to 100% renewable energy use and an ongoing focus

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on sustainable water use. They reflect the priorities of Livent’s customers, communities, investors, employees and other stakeholders, as well as the centrality of sustainability in the company’s operations. Livent is determined to lead the way in continuing to prioritize responsible operations and transparency across the lithium industry.
“This key partnership with the BMW Group will help secure long-term lithium supply for its electric vehicle fleet,” said Paul Graves, president and chief executive officer of Livent. “Multi-year, multi-application agreements with premier OEMs, like BMW Group, reflect Livent’s position as a global leader in the lithium industry with a differentiated product offering, proven track record and sustainability profile.”
Guidance and Outlook (1)
For full year 2021, Livent expects revenue to be in the range of $335 million to $365 million and Adjusted EBITDA to be in the range of $40 million to $60 million, based on higher volumes and slightly lower average pricing across its lithium products. Livent also expects lower costs in 2021, driven in part by reduced third-party carbonate usage. Livent continues to evaluate the timing of the restart of its capital expansion plans.
“We are encouraged by the strong growth in electric vehicle sales in 2020, setting record highs despite significant COVID-19 related disruption to global supply chains and the end-consumer,” continued Graves. “We expect the positive lithium market conditions that started to appear in the fourth quarter will continue in 2021. The extent of demand growth for lithium over the coming years is becoming more certain, behind the increasing support for electrification from OEMs, governments and consumers alike. Given Livent’s differentiated position and global capabilities, we believe we will continue to be a partner of choice and are well positioned to take advantage of this opportunity for years to come.”

Supplemental Information
In this press release, Livent uses the financial measures Adjusted EBITDA and adjusted earnings (loss) per diluted share. These terms are not calculated in accordance with generally accepted accounting principles (GAAP). Definitions of these terms, as well as a reconciliation to the most directly comparable financial measure calculated and presented in accordance with GAAP, are provided on our website: ir.livent.com. Such reconciliations are also set forth in the financial tables that accompany this press release.
About Livent
For nearly eight decades, Livent has partnered with its customers to safely and sustainably use lithium to power the world. Livent is one of only a small number of companies with the capability, reputation, and know-how to produce high-quality finished lithium compounds that are helping meet the growing demand for lithium. The company has one of the broadest product portfolios in the industry, powering demand for green energy, modern mobility, the mobile economy, and specialized innovations, including light alloys and lubricants. Livent employs more than 900 people throughout the world and operates manufacturing sites in the United States, England, India, China and Argentina. For more information, visit Livent.com.
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Certain statements in this news release are forward-looking statements. In some cases, you can identify these statements by forward-

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looking words such as “may,” “might,” “will,” “will continue to,” "will likely result," “should,” “expect,” “expects,” “intends,” “plans,” “anticipates,” “believe,” “believes,” “estimates,” “predicts,” “potential,” “continue,” “could,” “forecast,” “future,” “is confident that,” “plans,” or “projects,” the negative of these terms and other comparable terminology. These forward-looking statements, which are subject to risks, uncertainties and assumptions about Livent, may include projections of Livent’s future financial performance, Livent’s anticipated growth strategies and anticipated trends in Livent’s business. These statements are only predictions based on Livent’s current expectations and projections about future events. There are important factors that could cause Livent’s actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements. Currently, one of the most significant factors is the adverse effect of the current coronavirus ("COVID-19") pandemic on our business. The ultimate extent to which COVID-19 impacts us will depend on future developments, which are highly uncertain and cannot be predicted with confidence, including the scope, severity and duration of the pandemic, the actions taken to contain the pandemic or mitigate its impact, and the direct and indirect economic effects of the pandemic and containment measures, among others. Additional factors that could cause Livent’s actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements include a decline in the growth in demand for electric vehicles; volatility in the price for performance lithium compounds; adverse global economic conditions; competition; quarterly and annual fluctuations of our operating results; risks relating to Livent’s planned production expansion and related capital expenditures, including any temporary suspension of our expansion efforts; the potential development and adoption of battery technologies that do not rely on performance lithium compounds as an input; liquidity and access to credit; reduced customer demand, or delays in growth of customer demand, for higher performance lithium compounds; the success of Livent’s research and development efforts; risks inherent in international operations and sales, including political, financial and operational risks specific to Argentina, China and other countries where Livent has active operations; customer concentration and the delay or loss of, or significant reduction in orders from, large customers; failure to satisfy customer quality standards; fluctuations in the price of energy and certain raw materials; employee attraction and retention; union relations; cybersecurity breaches; our ability to protect our intellectual property rights; the lack of proven reserves; legal and regulatory proceedings; including any shareholder lawsuits; compliance with environmental, health and safety laws; changes in tax laws; risks related to our separation from FMC Corporation; risks related to ownership of our common stock, including price fluctuations and lack of dividends; events outside our control that could prevent us from achieving our sustainability goals; as well as the other factors described under the caption entitled “Risk Factors” in Livent’s 2019 Form 10-K filed with the Securities and Exchange Commission on February 28, 2020, our Current Report on Form 8-K filed with the Securities and Exchange Commission on April 6, 2020 and our subsequent Forms 10-Q filed with the Securities and Exchange Commission. Although Livent believes the expectations reflected in the forward-looking statements are reasonable, Livent cannot guarantee future results, level of activity, performance or achievements. Moreover, neither Livent nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements. Livent is under no duty to update any of these forward-looking statements after the date of this news release to conform its prior statements to actual results or revised expectations.
1.Although we provide a forecast for Adjusted EBITDA, we are not able to forecast the most directly comparable measure calculated and presented in accordance with GAAP. Certain elements of the composition of the GAAP amount are not predictable, making it impractical for us to forecast such GAAP measure or to reconcile corresponding non-GAAP financial measure to such GAAP measure without unreasonable efforts. For the same reason, we are unable to address the probable significance of the unavailable information. Such elements include, but are not limited to, restructuring, transaction related charges, and related cash activity. As a result, no GAAP outlook is provided.
# # #

LIVENT CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in millions, except per share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2020	2019	2020	2019
Revenue	$82.2	$78.4	$288.2	$388.4
Costs of sales	73.0	58.3	251.4	273.5
Gross margin	9.2	20.1	36.8	114.9
Selling, general and administrative expenses	13.5	11.3	44.6	40.5
Research and development expenses	0.9	0.8	3.7	3.3
Restructuring and other charges	0.6	1.4	10.7	6.2
Separation-related costs	(1.9)	0.9	(1.1)	6.3
Total costs and expenses	86.1	72.7	309.3	329.8
(Loss)/income from operations before loss on debt extinguishment, equity in net loss of unconsolidated affiliate, interest expense, net and income taxes	(3.9)	5.7	(21.1)	58.6
Loss on debt extinguishment	—	—	0.1	—
Equity in net loss of unconsolidated affiliate	0.1	0.8	0.5	0.8
Interest expense, net	1.7	—	3.7	—
(Loss)/income from operations before income taxes	(5.7)	4.9	(25.4)	57.8
Income tax (benefit)/expense	(0.7)	5.1	(6.5)	7.6
Net (loss)/income	$(5.0)	$(0.2)	$(18.9)	$50.2
Net (loss)/income per weighted average share - basic	$(0.03)	$—	$(0.13)	$0.34
Net (loss)/income per weighted average share - diluted	$(0.03)	$—	$(0.13)	$0.34
Weighted average common shares outstanding - basic	146.3	146.0	146.2	146.0
Weighted average common shares outstanding - diluted	146.3	146.7	146.2	146.4

LIVENT CORPORATION
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

RECONCILIATION OF NET (LOSS)/INCOME (GAAP) TO ADJUSTED EBITDA (NON-GAAP)
(Unaudited)

The table below provides a reconciliation of Net (loss)/income to Adjusted EBITDA.

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
(In Millions)	2020	2019	2020	2019
Net (loss)/income (GAAP)	$(5.0)	$(0.2)	$(18.9)	$50.2
Add back:
Interest expense, net	1.7	—	3.7	—
Income tax (benefit)/expense	(0.7)	5.1	(6.5)	7.6
Depreciation and amortization	7.3	5.4	25.0	20.9
EBITDA (Non-GAAP) (1)	3.3	10.3	3.3	78.7
Add back:
Certain Argentina remeasurement losses (a)	2.2	2.7	6.6	7.9
Restructuring and other charges (b)	0.6	1.4	10.7	6.2
Separation-related costs (c)	(1.9)	0.9	(1.1)	6.3
COVID-19 related costs (d)	1.5	—	3.2	—
Loss on debt extinguishment (e)	—	—	0.1	—
Other loss (f)	(0.1)	0.7	(0.5)	0.7
Adjusted EBITDA (Non-GAAP) (1)	$5.6	$16.0	$22.3	$99.8
___________________
(1)     In addition to net income, as determined in accordance with U.S. GAAP, we evaluate operating performance using certain non-GAAP measures such as EBITDA, which we define as net income plus interest expense, net, income tax expense/(benefit), depreciation, and amortization, and Adjusted EBITDA, which we define as EBITDA adjusted for certain Argentina remeasurement losses/(gains), restructuring and other charges/(income), separation-related costs, COVID-19 related costs and other losses/(gains). Management believes the use of these non-GAAP measures allows management and investors to compare more easily the financial performance of its underlying business from period to period. The non-GAAP information provided may not be comparable to similar measures disclosed by other companies because of differing methods used by other companies in calculating EBITDA and Adjusted EBITDA. These measures should not be considered as a substitute for net income or other measures of performance or liquidity reported in accordance with U.S. GAAP. The above table reconciles EBITDA and Adjusted EBITDA from net income.
(a)    Represents impact of currency fluctuations on tax assets and liabilities and on long-term monetary assets associated with our capital expansion, as well as significant currency devaluations. The remeasurement gains/(losses) are included within "Cost of sales" in our condensed consolidated statement of operations but are excluded from our calculation of Adjusted EBITDA because of: i.) their nature as income tax related; ii.) their association with long-term capital projects which will not be operational until future periods; or iii.) the severity of the devaluations and their immediate impact on our operations in the country.
(b)    We continually perform strategic reviews and assess the return on our business. This sometimes results in management changes or in a plan to restructure the operations of our business. As part of these restructuring plans, demolition costs and write-downs of long-lived assets may occur. Also includes legal fees related to IPO securities litigation.
(c)    Represents legal, professional, transaction related fees and other separation-related activity.
(d)    Represents incremental costs associated with COVID-19 recorded in "Cost of sales" in the consolidated statements of operations, including but not limited to, incremental quarantine related absenteeism, incremental facility cleaning costs, pandemic related supplies and personal protective equipment for employees, among other costs; offset by economic relief provided by foreign governments.
(e)    Represents the partial write off of deferred financing costs for the temporary reduction in borrowing capacity related to the First Amendment excluded from our calculation of Adjusted EBITDA because the loss is nonrecurring.
(f)    Represents the portion of our nonrefundable prepaid research and development costs advanced to our unconsolidated affiliate included in "Equity in net (earnings)/loss of unconsolidated affiliate" in our consolidated statements of operations but excluded from our calculation of Adjusted EBITDA because the costs represent future research and development activities of the affiliate which have not occurred as of December 31, 2019.

RECONCILIATION OF NET LOSS (GAAP) TO ADJUSTED AFTER-TAX LOSS (NON-GAAP)
(Unaudited)

	Three Months Ended	Twelve Months Ended
	December 31,	December 31,
(In Millions, except per share amounts)	2020	2020
Net loss (GAAP)	$(5.0)	$(18.9)
Special charges:
Certain Argentina remeasurement losses(a)	2.2	6.6
Restructuring and other charges (b)	0.6	10.7
Separation-related costs (c)	(1.9)	(1.1)
COVID-19 related costs (d)	1.5	3.2
Loss on debt extinguishment (e)	—	0.1
Other loss (f)	(0.1)	(0.5)
Non-GAAP tax adjustments (g)	(0.5)	(8.0)
Adjusted after-tax loss (Non-GAAP) (1)	$(3.2)	$(7.9)

Diluted loss per common share (GAAP)	$(0.03)	$(0.13)
Special charges per diluted share, before tax:
Certain Argentina remeasurement losses, per diluted share	0.02	0.05
Restructuring and other charges, per diluted share	—	0.07
Separation-related costs, per diluted share	(0.01)	(0.01)
COVID-19 related costs, per diluted share	0.01	0.02
Non-GAAP tax adjustments per diluted share	(0.01)	(0.05)
Diluted adjusted after-tax loss per share (Non-GAAP) (1)	$(0.02)	$(0.05)
Weighted average number of shares outstanding used in diluted adjusted after-tax loss per share computations (GAAP) (2)	146.3	146.2
____________________
(1)     The company believes that the Non-GAAP financial measures “Adjusted after-tax earnings/(loss)” and "Diluted adjusted after-tax earnings/(loss) per share" provide useful information about the company’s operating results to management, investors and securities analysts. Adjusted after-tax earnings/(loss) excludes the effects of special charges and tax-related adjustments. The company also believes that excluding the effects of these items from operating results allows management and investors to compare more easily the financial performance of its underlying business from period to period. Diluted adjusted after-tax earnings/(loss) per share (Non-GAAP) is calculated using weighted average common shares outstanding - diluted (GAAP).
(2)    For the three and twelve months ended December 31, 2020, weighted average dilutive share equivalents associated with the 2025 Notes of 38.7 million and 15.1 million, respectively, were excluded from the"Weighted average number of shares outstanding used in diluted adjusted after-tax loss per share computations (GAAP)" calculation because the result would have been antidilutive.
(a)    Represents charges related to currency fluctuations on tax assets and liabilities and on long-term monetary assets associated with our capital expansion, as well as significant currency devaluations. The remeasurement gains/(losses) are included within "Cost of sales" in our condensed consolidated statement of operations but are excluded from our calculation of Adjusted EBITDA because of: i.) their nature as income tax related; ii.) their association with long-term capital projects which will not be operational until future periods; or iii.) the severity of the devaluations and their immediate impact on our operations in the country.
(b)    We continually perform strategic reviews and assess the return on our business. This sometimes results in management changes or in a plan to restructure the operations of our business. As part of these restructuring plans, demolition costs and write-downs of long-lived assets may occur. Also includes legal fees related to IPO securities litigation.
(c)    Represents legal, professional, transaction related fees and other separation-related activity.
(d)    Represents incremental costs associated with COVID-19 recorded in "Cost of sales" in the condensed consolidated statement of operations, including but not limited to, incremental quarantine related absenteeism, incremental facility cleaning costs, pandemic related supplies and personal protective equipment for employees, among other costs; offset by economic relief provided by foreign governments.
(e)     Represents the partial write off of deferred financing costs for the temporary reduction in borrowing capacity related to the First Amendment excluded from our calculation of Adjusted EBITDA because the loss is nonrecurring.

(f)    Represents the portion of our nonrefundable prepaid research and development costs advanced to our unconsolidated affiliate included in "Equity in net (earnings)/loss of unconsolidated affiliate" in our consolidated statements of operations but excluded from our calculation of Adjusted EBITDA because the costs represent future research and development activities of the affiliate which have not occurred as of December 31, 2019.
(g)    The company excludes the GAAP tax provision, including discrete items, from the non-GAAP measure of income, and instead includes a non-GAAP tax provision based upon the annual non-GAAP effective tax rate. The GAAP tax provision includes certain discrete tax items including, but not limited to: income tax expenses or benefits that are not related to operating results in the current year; tax adjustments associated with fluctuations in foreign currency remeasurement of certain foreign operations; certain changes in estimates of tax matters related to prior fiscal years; certain changes in the realizability of deferred tax assets and related interim accounting impacts; and changes in tax law. Management believes excluding these discrete tax items assists investors and securities analysts in understanding the tax provision and the effective tax rate related to operating results thereby providing investors with useful supplemental information about the company's operational performance.The income tax expense/(benefit) on special charges/(income) is determined using the applicable rates in the taxing jurisdictions in which the special charge or income occurred and includes both current and deferred income tax expense/(benefit) based on the nature of the non-GAAP performance measure.

	Three Months Ended	Twelve Months Ended
	December 31,	December 31,
(in Millions)	2020	2020
Non-GAAP tax adjustments:
Income tax benefit on restructuring, Separation-related and other corporate costs	$0.4	$(2.5)
Revisions to our tax liabilities due to finalization of prior year tax returns	0.6	1.0
Foreign currency remeasurement and other discrete items	(2.3)	(8.0)
Other discrete items	0.8	1.5
Total Non-GAAP tax adjustments	$(0.5)	$(8.0)

RECONCILIATION OF CASH PROVIDED BY OPERATING ACTIVITIES (GAAP) TO ADJUSTED CASH FROM OPERATIONS (NON-GAAP)
(Unaudited)

	Twelve Months Ended
	December 31,
(In Millions)	2020	2019
Cash provided by operating activities (GAAP)	$6.3	$58.1
Restructuring and other charges	7.4	4.1
Separation-related spending (a)	(0.8)	26.8
COVID-19 related costs (b)	3.2	—
Other loss (c)	(1.0)	0.7
Adjusted cash from operations (Non-GAAP) (1)	$15.1	$89.7
___________________
(1)     The company believes that the non-GAAP financial measure “Adjusted cash from operations” provides useful information about the company’s cash flows to investors and securities analysts. Adjusted cash from operations excludes the effects of transaction-related cash flows. The company also believes that excluding the effects of these items from cash provided by operating activities allows management and investors to compare more easily the cash flows from period to period.
(a)    Represents reimbursement to FMC for 2018 income taxes and transaction related costs, pursuant to the Tax Matters Agreement, for which we accrued liabilities at December 31, 2018. Also includes Separation-related costs.
(b)    Represents incremental costs associated with COVID-19 recorded in "Cost of sales" in the consolidated statement of operations, including but not limited to, incremental quarantine related absenteeism, incremental facility cleaning costs, pandemic related supplies and personal protective equipment for employees, among other costs; offset by economic relief provided by foreign governments.
(c)    Represents "Equity in net loss of unconsolidated affiliate" and the portion of our nonrefundable prepaid research and development costs advanced to our unconsolidated affiliate in the fourth quarter of 2019 included in "Cash provided by investing activities" (GAAP) in our consolidated statement of cash flows but excluded from our calculation "Adjusted cash provided by operations" in the same period because the costs represented future research and development expenditures related to our unconsolidated affiliate.

RECONCILIATION OF LONG-TERM DEBT (GAAP) AND CASH AND CASH EQUIVALENTS (GAAP) TO
NET DEBT (NON-GAAP)
(Unaudited)

(In Millions)	December 31, 2020	December 31, 2019
Long-term debt (GAAP) (a)	$236.7	$154.6
Less: Cash and cash equivalents (GAAP)	(11.6)	(16.8)
Net debt (Non-GAAP) (1)	$225.1	$137.8
___________________
(1)    The company believes that the non-GAAP financial measure “Net debt” provides useful information about the company’s cash flows and liquidity to investors and securities analysts.
(a)    As of December 31, 2020 and 2019, the Company had no debt maturing within one year.

LIVENT CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

(In Millions)	December 31, 2020	December 31, 2019
Cash and cash equivalents	$11.6	$16.8
Trade receivables, net of allowance of approximately $0.4 in 2020 and $0.3 in 2019	76.3	90.0
Inventories	105.6	113.4
Other current assets	56.3	51.8
Total current assets	249.8	272.0
Investments	23.8	2.2
Property, plant and equipment, net	545.3	468.8
Right of use assets - operating leases, net	16.1	16.9
Deferred income taxes	13.4	8.2
Other assets	88.4	91.5
Total assets	$936.8	$859.6

Accounts payable, trade and other	$43.9	$83.1
Other current liabilities	38.4	39.4
Total current liabilities	82.3	122.5
Long-term debt, less current portion	236.7	154.6
Long-term liabilities	52.0	38.5
Equity	565.8	544.0
Total liabilities and equity	$936.8	$859.6

LIVENT CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Twelve Months Ended December 31,
(In Millions)	2020	2019
Cash provided by operating activities	$6.3	$58.1
Cash required by investing activities	(131.1)	(190.0)
Cash provided by financing activities	119.1	120.5
Effect of exchange rate changes on cash	0.5	(0.1)
Decrease in cash and cash equivalents	(5.2)	(11.5)
Cash and cash equivalents, beginning of year	16.8	28.3
Cash and cash equivalents, end of period	$11.6	$16.8